UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

_____________________

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.           Other Events.

On February 4, 2019, the Superior Court of California for the County of Los Angeles (the “Court”) entered an order providing for preliminary approval of a settlement (the “Order”) in connection with the consolidated derivative action captioned Thomas v. Steen, Case No. BC656147. As required by the Order, InfuSystem Holdings, Inc. (the “Company”) is filing copies of the Notice to Current InfuSystem Stockholders (the “Notice”) and Stipulation and Agreement of Settlement (the “Stipulation of Settlement”) with this Current Report on Form 8-K, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference. The Stipulation of Settlement calls for the Company to adopt certain governance changes as fully set forth in Exhibit A attached thereto and the Company or the Company’s insurer to pay to plaintiff’s counsel $75,000 for certain fees and expenses. A final settlement hearing is to be held on April 19, 2019. Further information, including the Stipulation of Settlement and the Notice, is available on the Company’s website on the investor relations page at https://ir.infusystem.com/. The contents of the Company’s website shall not be deemed to be incorporated by reference into this Current Report on Form 8-K.

Item 9.01.           Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
99.1	Notice to Current InfuSystem Stockholders, dated February 22, 2019
99.2	Stipulation of Settlement, dated December 7, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Richard A. DiIorio
Richard A. DiIorio
President and
Chief Executive Officer

Dated: February 22, 2019